As filed with the Securities and Exchange Commission on January 21, 2009

                                                 Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------


                                 COPYTELE, INC.

             (Exact Name of Registrant as Specified in its Charter)



           Delaware                                     11-2622630
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)





                              900 Walt Whitman Road
                            Melville, New York 11747
                                 (631) 549-5900
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)



                    COPYTELE, INC. 2003 SHARE INCENTIVE PLAN

                              (Full Title of Plan)




                                 Denis A. Krusos
                Chairman of the Board and Chief Executive Officer
                                 CopyTele, Inc.
                              900 Walt Whitman Road
                            Melville, New York 11747
                                 (631) 549-5900

                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [_]                                                     Accelerated filer [x]
Non-accelerated filer [_] (Do not check if a smaller reporting company)         Smaller Reporting Company [_]


                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
 Title of Each Class of Securities             Amount to be        Proposed Maximum       Proposed Maximum      Amount of
        to be Registered                       Registered(1)      Offering Price Per     Aggregate Offering  Registration Fee
                                                                      Share(2)               Price(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share      15,000,000 shares        $0.345               $5,175,000            $203.38
===================================================================================================================================


(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the Registrant's Common Stock on the Over-the-Counter Bulletin Board on January 16, 2009.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Item 1.
         -------

                  CopyTele, Inc. (the "Company" or "we" or "us") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register 15,000,000 shares of our common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to our CopyTele, Inc. 2003 Share Incentive Plan, and to file a prospectus, prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, to be used for reoffers and resales of Common Stock acquired by persons to be named therein upon the exercise of options granted under our CopyTele, Inc. 2003 Share Incentive Plan.

                  The documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

                                 CopyTele, Inc.
                     Common Stock (Par Value $.01 Per Share)

                     15,000,000 shares of Common Stock under
                  the CopyTele, Inc. 2003 Share Incentive Plan

                  The CopyTele, Inc. 2003 Share Incentive Plan is intended to provide incentives which will attract, retain and motivate highly competent persons as officers, employees and directors of, and consultants to, CopyTele, Inc., by providing them opportunities to acquire shares of our common stock. Additionally, the CopyTele, Inc. 2003 Share Incentive Plan is intended to assist in further aligning the interests of our officers, employees, directors and consultants to those of its other stockholders.

                  This prospectus is part of a registration statement registering 15,000,000 shares of common stock that we may in the future issue pursuant to our CopyTele, Inc. 2003 Share Incentive Plan in connection with the exercise of stock options granted, and with stock or other awards made, pursuant to that plan. The persons who are issued such stock may include our directors, officers and/or other key employees and consultants, certain of whom may be considered our "affiliates". Such persons may, but are not required to, sell the shares they acquire pursuant to this prospectus. If any of such persons desires to sell any of such stock pursuant to this prospectus, we will file with the Securities and Exchange Commission an update to this prospectus naming such person as a selling shareholder and indicating the number of shares such person is offering pursuant to this prospectus. See "Selling Shareholders" on page 6 of this prospectus. We will not receive any of the proceeds from sales by the selling shareholders.

                  The selling shareholders may sell the shares from time to time in transactions occurring either on or off the OTC Bulletin Board (or such other market, if any, on which our common stock may be listed or quoted) at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

                  The selling shareholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event any profit on the sale of shares of those selling shareholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

                  Our common stock is traded on the OTC Bulletin Board under the symbol "COPY". On January 16, 2009, the closing price of our common stock as reported by the OTC Bulletin Board was $0.32 per share.

                  We are paying all expenses of registration incurred in connection with this offering but the selling shareholders will pay all brokerage commissions and other selling expenses.

                  See "Risk Factors" beginning on Page 3 of this prospectus for a discussion of certain risks and other factors that you should consider before purchasing our common stock.

                  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is January 21, 2009.

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

Where You Can Find More Information...................................    2
The Company...........................................................    3
Risk Factors..........................................................    3
Selling Shareholders..................................................    6
Use of Proceeds.......................................................    7
Plan of Distribution..................................................    7
Legal Matters.........................................................    7
Experts...............................................................    7


                  You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                       WHERE YOU CAN FIND MORE INFORMATION

                  We file annual, quarterly and special reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's public reference room located at 100 F Street N.E.., Washington, D.C. 20549. Please call the SEC at 1-800 SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at: http://www.sec.gov.

                  We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the common stock. This prospectus, which constitutes a part of that registration statement, does not contain all the information contained in that registration statement and its exhibits. For further information with respect to CopyTele and our common stock, you should consult that registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

                  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

                  The following documents filed by us with the SEC pursuant to
Section 13 of the Exchange Act (File No. 0-11254), and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of the offering (except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, which is deemed not to be incorporated by reference herein), are incorporated by reference:

         (i) our Annual Report on Form 10-K for the fiscal year ended October 31, 2008, as amended;

         (ii)     our Current Report on Form 8-K, dated November 30, 2008; and

         (iii) the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC under
                  Section 12 of the Exchange Act on October 24, 1983, including any amendment or report filed for the purpose of updating such description.

                  We will provide without charge to each person to whom a copy of this prospectus is delivered a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for copies can be made by writing or telephoning us at 900 Walt Whitman Road, Melville, New York 11747, Attention: Secretary; telephone number: (631) 549-5900.

                  Unless otherwise stated in this prospectus, references to "CopyTele", "we", "our" and "us" refer to CopyTele, Inc., a Delaware corporation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results. We generally use the words "believes", "expects", "intends", "plans", "anticipates", "likely", "will", and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those factors more fully described under "Risk Factors". We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus.

                                   THE COMPANY

                  Our principal operations are the development, production and marketing of thin, flat, low-voltage phosphor display technology and the development, production and marketing of multi-functional encryption products that provide information security for domestic and international users over virtually every communications media.

                  We were incorporated on November 5, 1982, under the laws of the State of Delaware. Our principal executive offices are located at 900 Walt Whitman Road, Melville, New York 11747, and our telephone number is (631) 549-5900.

                                  RISK FACTORS

                  You should carefully consider the following factors and other information in this prospectus before deciding to invest in our common stock. If any of the following risks actually occur, our business and financial results could be materially and adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

o We have experienced significant net losses and negative cash flows from operations and they may continue.

     We have had net losses and negative cash flows from operations in each year since our inception, and we may continue to incur substantial losses and experience substantial negative cash flows from operations. We have incurred substantial costs and expenses in developing our encryption and flat panel display technologies and in our efforts to produce commercially marketable products incorporating our technology. We have had limited sales of products to support our operations from inception through October 31, 2008. We have set forth below our net losses, research and development expenses and net cash used in operations for the three fiscal years ended October 31, 2008:

                                                                 Fiscal Years Ended October 31,
                                                                 ------------------------------
                                                           2008               2007               2006
                                                           ----               ----               ----
Net loss.............................................   $5,821,604         $5,458,218         $7,600,901
Research and development expenses....................    4,127,393          3,403,943          4,614,300
Net cash used in operations..........................      901,868          2,396,859          1,847,108

o We may need additional funding in the future which may not be available on acceptable terms and, if available, may result in dilution to our stockholders.

     We anticipate that, if cash generated from operations is insufficient to satisfy our requirements, we will require additional funding to continue our research and development activities and market our products. We believe that our existing cash, cash equivalents, investments in certificates of deposit, investments in U.S. government securities and accounts receivable, together with cash flows from expected sales of our encryption products and revenue relating to our thin, flat, low-voltage phosphor display technology, including license fees and royalties from Videocon Industries Limited, an Indian company ("Videocon"), and other potential sources of cash flows, will be sufficient to enable us to continue our marketing, production, and research and development activities. However, our projections of future cash needs and cash flows may differ from actual results. If current cash and cash that may be generated from operations are insufficient to satisfy our liquidity requirements, we may seek to sell debt or equity securities or to obtain a line of credit. The sale of additional equity securities or convertible debt could result in dilution to our stockholders. It is also management's intention to continue to compensate employees by issuing stock or stock options. We currently have no arrangements with respect to additional financing. There can be no assurance that we will generate sufficient revenues in the future (through sales, license fees and royalties, or otherwise) to satisfy our liquidity requirements or sustain future operations, that our production capabilities will be adequate, that other products will not be produced by other companies that will render our products obsolete, or that other sources of funding would be available, if needed, on favorable terms or at all. If we cannot obtain such funds if needed, we would need to curtail or cease some or all of our operations.

o We may not generate sufficient revenue to support our operations in the future or to generate profits.

     Our principal operations are the development, production and marketing of thin, flat, low-voltage phosphor display technology and the development, production and marketing of multi-functional encryption products that provide information security for domestic and international users over virtually every communications media. In May 2008, we commenced receiving license fees related to our display technology from Videocon pursuant to a Technology License Agreement (as amended, the "License Agreement"). The License Agreement provides for payment of additional license fees over the next two fiscal years as well as the payment of certain royalties based on sales of products containing our display technology. However, there can be no assurance that thereafter we will receive any license or similar fees relating to our display technology, nor that we will receive any royalty payments from Videocon. In addition, our arrangements with Videocon involve counterparty risk. Our encryption products are only in their initial stages of commercial production. Our investments in research and development are considerable. Our ability to generate sufficient revenues to support our operations in the future or to generate profits will depend upon numerous factors, many of which are beyond our control, including:

     o Our and Videocon's ability to implement our technology for Videocon to produce and market products containing our displays.
     o The capability of Volga Svet Ltd. ("Volga"), a Russian display company that we have been working with for eleven years, to produce color and monochrome displays and supply them to us.
     o    Our ability to successfully market our line of encryption products.
     o Our production capabilities and those of our suppliers as required for the production of our encryption products.
     o    Long-term performance of our products.
     o The capability of our dealers and distributors to adequately service our encryption products.
     o Our ability to maintain an acceptable pricing level to end-users for both our encryption and display products.
     o The ability of suppliers to meet our and Videocon's requirements and schedule.
     o    Our  ability  to   successfully   develop  other  new  products  under
          development.
     o    Rapidly changing consumer preferences.
     o The possible development of competitive products that could render our products obsolete or unmarketable.
     o Our future negotiations with Volga with respect to payments and other arrangements with Volga.

     Because our revenue is subject to fluctuation, we may be unable to reduce operating expenses quickly enough to offset any unexpected revenue shortfall. If we have a shortfall in revenue in relation to expenses, our operating results would suffer. Our operating results for any particular fiscal year may not be indicative of future operating results. You should not rely on year-to-year comparisons of results of operations as an indication of our future performance.

o    Our arrangements with Videocon involve market risks.

     At the same time as we entered into the License Agreement, we entered into a Share Subscription Agreement with an affiliate of Videocon, Mars Overseas, for Mars Overseas to purchase 20,000,000 shares of our common stock (the "CopyTele Shares"), and a subsidiary of ours, CopyTele International, entered into a GDR Purchase Agreement to purchase 1,495,845 global depository receipts of Videocon (the "Videocon GDRs"). The Videocon GDRs are listed on the Luxembourg Stock Exchange. The value of the Videocon GDRs owned by us depends upon, among other things, the value of Videocon's securities in its home market of India, as well as exchange rates between the U.S. dollar and Indian rupee (the currency in which Videocon's securities are traded in its home market). The value of the Videocon GDRs declined substantially in fiscal 2008, and there can be no assurance that the value of the Videocon GDRs will not further decline in the future.

     In addition, for the purpose of effecting a lock up of the Videocon GDRs and CopyTele Shares (collectively, the "Securities") for a period of seven years, and therefore restricting both parties from selling or transferring the Securities during such period, CopyTele International and Mars Overseas have entered into two Loan and Pledge Agreements. The Videocon GDRs are to be held as security for a loan in principal amount of $5,000,000 from Mars Overseas to CopyTele International, and the CopyTele Shares are similarly held as security for a loan in principal amount of $5,000,000 from CopyTele International to Mars Overseas. The loans are for a term of seven years and do not bear interest. The loan agreements also provide for customary events of default which may result in forfeiture of the Securities by the defaulting party. There can be no assurance that the respective parties receiving such loans will not default on such loan.

o We are dependent upon a few key employees and the loss of their services could adversely affect us.

     Our future success is dependent on our ability to hire, retain and motivate highly qualified personnel. In particular, our success depends on the continued efforts of our Chief Executive Officer, Denis A. Krusos, who is engaged in the management and operations of our business, including all aspects of the development, production and marketing of our encryption products and flat panel display technology. In addition, Mr. Krusos, as well as our other skilled management and technical personnel, are important to our future business and financial arrangements. We do not have an employment agreement with, nor do we maintain "key person" life insurance on, Mr. Krusos. The loss of the services of any such persons could have a material adverse effect on our business and operating results.

o The very competitive markets for our encryption products and flat panel display technology could have a harmful effect on our business and operating results.

     The markets for our encryption products and flat panel display technology worldwide are highly competitive and subject to rapid technological changes. Most of our competitors are larger than us and possess financial, research, service support, marketing, manufacturing and other resources significantly greater than ours. Competitive pressures may have a harmful effect on our business and operating results.

o Our common stock is subject to the SEC's penny stock rules which may make our shares more difficult to sell.

     Our stock fits the definition of a penny stock. The SEC rules regarding penny stocks may have the effect of reducing trading activity in our common stock and making it more difficult for investors to sell their shares. The rules require a broker to deliver a risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker must also give bid and offer quotations and broker and salesperson compensation information to the customer orally or in writing prior to effecting a transaction and in writing with the confirmation. The SEC rules also require a broker to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction before completion of the transaction. These requirements may result in a lower trading volume of our common stock and lower trading prices.

                              SELLING SHAREHOLDERS

     This prospectus is part of a registration statement registering 15,000,000 shares of common stock that we may in the future issue pursuant to our CopyTele, Inc. 2003 Share Incentive Plan in connection with the exercise of stock options granted, and with stock or other awards made, pursuant to that plan. The persons who are issued such stock may include our directors, officers and/or other key employees and consultants, certain of whom may be considered our "affiliates". Such persons may, but are not required to, sell the shares they acquire pursuant to this prospectus. If any of such persons desires to sell any of such stock pursuant to this prospectus, we will update this prospectus by filing with the SEC a supplement to this prospectus in accordance with Rule 424(b) under the Securities Act of 1933, as amended, or a post-effective amendment to the registration statement of which this prospectus is part, naming such person as a selling shareholder and indicating the number of shares such person is offering pursuant to this prospectus. Any selling shareholder might or might not receive or sell all or any of the shares registered under the registration statement of which this prospectus is part.

                                 USE OF PROCEEDS

     Shares covered by this prospectus will be sold by the selling shareholders as principals for their own account. We will not receive any proceeds from sales of any shares by selling shareholders.

                              PLAN OF DISTRIBUTION

     The selling shareholders, or pledges, donees, or transferees of or successors in interest to the selling shareholders, may sell shares pursuant to this prospectus from time to time in transactions (including one or more block transactions) on the OTC Bulletin Board (or such other market, if any, on which our common stock may be listed or quoted), in the public market off the OTC Bulletin Board, in privately negotiated transactions, or in a combination of such transactions. Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are paying all expenses of registration incurred in connection with this offering, but the selling shareholders will pay their own brokerage commissions and any other expenses they incur.

     The selling shareholders and any dealers acting in connection with the offering or any brokers executing sell orders on behalf of a selling shareholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a selling shareholder and any commissions or discounts received by a broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, a broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through the broker or dealer.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Common Stock offered hereby will be passed upon by Duane Morris LLP, our legal counsel.

                                     EXPERTS

     The financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                     PART II


                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT


         Item 3.  Incorporation of Documents By Reference.
         ------   ----------------------------------------

         The following documents filed with the Securities and Exchange Commission by the Company are incorporated herein by reference:

                  (1) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2008; and

                  (2) the Company's Current Report on Form 8-K, dated November 30, 2008; and

                  (3) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 on October 24, 1983, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

         Item 4.  Description of Securities.
         ------   -------------------------

         Not applicable.

         Item 5.  Interest of Named Experts and Counsel.
         ------   -------------------------------------

         Not applicable.

         Item 6.  Indemnification of Directors and Officers.
         ------   -----------------------------------------

         Generally, Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable for negligence or misconduct in the performance of that person's duty to the corporation unless the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses. To the extent that person has been successful in the defense of any matter, that person shall be indemnified against expenses actually and reasonably incurred by him.

         Article XIII of the By-Laws of the Company contains provisions which are designed to provide mandatory indemnification of directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. The Company's By-Laws, as amended and restated, are filed as an Exhibit to this Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         Item 7.  Exemption from Registration Claimed.
         ------   -----------------------------------

         Not applicable.

         Item 8.  Exhibits.
         ------   --------

              Exhibit No.           Description
              -----------           -----------

                  4(a)     -        Certificate of Incorporation of the
                                    Company, as amended, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1992 and
                                    Exhibit 3.1 to the Company's Quarterly
                                    Report on Form 10-Q for the quarter ended
                                    July 31, 1997 (incorporated by reference).

                  4(b)     -        By-Laws of the  Company,  as amended and
                                    restated,  filed as Exhibit 3.2 to the
                                    Company's Form 8-K dated August 4, 2008
                                    (incorporated by reference).

                  4(c)     -        CopyTele, Inc. 2003 Share Incentive Plan,
                                    filed as Exhibit 4(d) to the Company's
                                    Registration Statement on Form S-8,
                                    Registration No. 333-105012 (incorporated by reference).

                  4(d)     -        Amendment No. 1 to the CopyTele, Inc. 2003
                                    Share Incentive Plan, filed as Exhibit 4(e) to the Company's Registration Statement on Form S-8, Registration No. 333-120333
                                    (incorporated by reference).

                  4(e)     -        Amendment No. 2 to the CopyTele, Inc. 2003
                                    Share Incentive Plan, filed as Exhibit 10.1 to the Company's Quarterly Report on Form
                                    10-Q for the quarter ended January 31, 2006
                                    (incorporated by reference).

                  4(f)     -        Amendment No. 3 to the CopyTele, Inc. 2003
                                    Share Incentive Plan, filed as Exhibit 10.2 to the Company's Quarterly Report on Form
                                    10-Q for the quarter ended January 31, 2006
                                    (incorporated by reference).

                  4(g)     -        Amendment No. 4 to the CopyTele, Inc. 2003
                                    Share Incentive Plan. filed as Exhibit 4(g) to the Company's Registration Statement on Form S-8, Registration No. 333-146261
                                    (incorporated by reference).

                  4(h)     -        Amendment No. 5 to the CopyTele, Inc. 2003
                                    Share Incentive Plan (filed herewith).

                  5        -        Opinion and consent of Duane Morris LLP
                                    (filed herewith).

                  23(a)    -        Consent of Grant Thornton LLP
                                    (filed herewith).

                  23(b)    -        Consent of Duane Morris LLP (included in
                                    Exhibit 5).

                  24       -        Powers of Attorney (included on signature
                                    page).

         Item 9.  Undertakings.
         ------   ------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)    To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                          (ii)   To reflect  in the  prospectus  any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                          (iii)  To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                          (i)    If the registrant is relying on Rule 430B:

                                 (A)   Each prospectus filed by the registrant
pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                                 (B)   Each prospectus required to be filed
pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

                          (ii)   If the registrant is subject to Rule 430C,
each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

                 (6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                          (i)    any preliminary prospectus or prospectus of the
registrant relating to the offering required to be filed pursuant to Rule 424 pursuant to the Securities Act;

                          (ii)   any free writing prospectus relating to the
offering prepared by or on behalf of the registrant or used or referred to by the registrant;

                          (iii)  the portion of any other free writing
prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

                          (iv)   any other communication that is an offer in the
offering made by the registrant to the purchaser.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at Melville, State of New York, on this 21st day of January, 2009.

                         CopyTele, Inc.

                         By:  /s/ Denis A.Krusos
                              ------------------
                              Denis A. Krusos
                              Chairman of the Board and Chief Executive Officer


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Denis A. Krusos and Henry P. Herms acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                 Title                                                       Date
---------                                 -----                                                       ----


/s/ Denis A.Krusos                        Chairman of the Board, Chief Executive                      January 21, 2009
------------------                        Officer and Director (Principal Executive
Denis A. Krusos                           Officer)


/s/ Henry P. Herms                        Vice President-Finance, Chief Financial                     January 21, 2009
------------------                        Officer and Director (Principal Financial and
Henry P. Herms                            Accounting Officer)


/s/ George P. Larounis                    Director                                                    January 21, 2009
----------------------
George P. Larounis

                                  EXHIBIT INDEX


               Exhibit No.                        Description
               -----------                        -----------
                  4(a)     -        Certificate of Incorporation of the
                                    Company, as amended, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1992 and
                                    Exhibit 3.1 to the Company's Quarterly
                                    Report on Form 10-Q for the quarter ended
                                    July 31, 1997 (incorporated by reference).

                  4(b)     -        By-Laws of the Company,  as amended and
                                    restated,  filed as Exhibit 3.2 to the
                                    Company's  Form 8-K dated August 4, 2008
                                    (incorporated by reference).

                  4(c)     -        CopyTele, Inc. 2003 Share Incentive Plan,
                                    filed as Exhibit 4(d) to the Company's
                                    Registration Statement on Form S-8,
                                    Registration No. 333-105012 (incorporated by reference).

                  4(d)     -        Amendment No. 1 to the CopyTele, Inc. 2003
                                    Share Incentive Plan, filed as Exhibit 4(e) to the Company's Registration Statement on Form S-8, Registration No. 333-120333
                                    (incorporated by reference).

                  4(e)     -        Amendment No. 2 to the CopyTele, Inc. 2003
                                    Share Incentive Plan, filed as Exhibit 10.1 to the Company's Quarterly Report on Form
                                    10-Q for the quarter ended January 31, 2006
                                    (incorporated by reference).

                  4(f)     -        Amendment No. 3 to the CopyTele, Inc. 2003
                                    Share Incentive Plan, filed as Exhibit 10.2 to the Company's Quarterly Report on Form
                                    10-Q for the quarter ended January 31, 2006
                                    (incorporated by reference).

                  4(g)     -        Amendment No. 4 to the CopyTele, Inc. 2003
                                    Share Incentive Plan. filed as Exhibit 4(g) to the Company's Registration Statement on Form S-8, Registration No. 333-146261
                                    (incorporated by reference).

                  4(h)     -        Amendment No. 5 to the CopyTele, Inc. 2003
                                    Share Incentive Plan (filed herewith).

                  5        -        Opinion and consent of Duane Morris LLP
                                    (filed herewith).

                  23(a)    -        Consent of Grant Thornton LLP
                                    (filed herewith).

                  23(b)    -        Consent of Duane Morris LLP (included in
                                    Exhibit 5).

                  24       -        Powers of Attorney (included on signature
                                    page).

                                                                   Exhibit 4(g)

         AMENDMENT NO. 5 TO THE COPYTELE, INC. 2003 SHARE INCENTIVE PLAN

         By resolution of the Board of Directors of CopyTele, Inc. on December 3, 2008, the Board of Directors approved an amendment to the CopyTele, Inc 2003 Share Incentive Plan to increase the number of shares of Common Stock that may be issued thereunder from 55,000,000 to 70,000,000.

                                                                      Exhibit 5

                          [DUANE MORRIS LLP LETTERHEAD]



                                January 21, 2009



CopyTele, Inc.
900 Walt Whitman Road
Melville, New York 11747

Ladies and Gentlemen:

         We have acted as counsel to CopyTele, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on the date hereof with respect to an additional 15,000,000 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company being registered in connection with the CopyTele, Inc. 2003 Share Incentive Plan (the "Plan").

         As counsel to the Company, we have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, including the resolutions of the Company's board of directors and other records relating to the authorization, registration, sale, and issuance of the Shares, communications or certifications of public officials and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that each authorized and unissued Share to be issued by the Company, when issued in accordance with the terms and conditions of the Plan, and assuming no changes in relevant law or facts, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and any amendment thereto and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                                                 Very truly yours,


                                                 /s/ DUANE MORRIS LLP

                                                                  Exhibit 23(a)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated January 14, 2009 with respect to the consolidated financial statements and schedule and with respect to internal control over financial reporting of CopyTele, Inc. and Subsidiaries, included in the Annual Report on Form 10-K for the year ended October 31, 2008 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Melville, New York
January 14, 2009